Exhibit 99

NEWS

Company Contact: Anthony Christon

Chief Financial Officer

Jaclyn, Inc.

(201) 909-6000

FOR IMMEDIATE RELEASE

JACLYN, INC. ANNOUNCES CONDITIONAL PLANS TO

VOLUNTARILY DELIST COMMON STOCK

FROM THE AMERICAN STOCK EXCHANGE

Maywood, NJ, April 25, 2008.........................................Jaclyn, Inc. (AMEX:JLN) today announced that it has notified the American Stock Exchange (the “AMEX”) of its intention, subject to meeting certain conditions, to withdraw its shares of common stock from listing on the American Stock Exchange.

As the Company announced in December 2007, a special committee of independent directors unanimously recommended, and its entire Board of Directors approved, plans to cease the registration of the Company’s common stock under federal securities laws and to withdraw its shares of common stock from listing on the AMEX. The Company indicated that it was taking these steps to avoid the substantial and increasing cost and expense of being a Securities and Exchange Commission reporting company and of regulatory compliance under the Sarbanes-Oxley Act of 2002, and to focus the Company’s resources on increasing long-term stockholder value. The Company further announced that it anticipates savings of approximately $500,000 on an annual basis as a result of the proposed deregistration and delisting transaction, as well as an additional one-time savings during its current fiscal year for initial costs of compliance with the internal control provisions of the Sarbanes-Oxley Act.

In order to deregister its shares of common stock, the Company will need to reduce its number of stockholders of record to below 300. To accomplish this, the Board of Directors has proposed to amend the Company’s certificate of incorporation to effect a reverse stock split, which would immediately be followed by a forward stock split. The special committee of the Board of Directors has tentatively determined a reverse/forward stock split ratio of 1-for-250 shares. As a result, and assuming this ratio is used, record holders owning less than 250 shares of common stock will receive a cash payment of $10.21 per share, and record holders owning 250 or more shares of common stock will retain their current numbers of shares of common stock without change. The Company also anticipates making this payment available to its beneficial owners who own less than 250 shares of common stock (assuming this ratio is used) at the time the reverse stock split is completed.

The special committee and the Board each have reserved the right to change the ratio of the stock splits or to choose an alternative to the stock splits to the extent they believe it is necessary or desirable in order to accomplish the goal of reducing the number of record holders to below 300. They may also abandon the proposed stock splits at any time prior to the completion of the proposed transaction if they believe that the proposed transaction is no longer in the best interests of the Company or its stockholders. The stock splits are scheduled to be considered at a special meeting of the Company’s stockholders scheduled to be held on May 7, 2008. The Company has filed with the Securities and Exchange Commission, and has mailed to stockholders of record at March 31, 2008, a definitive proxy statement relating to the special meeting of stockholders.

The Company’s notice to the AMEX of voluntary delisting was conditional. As announced previously by the Company, the Board of Directors and the special committee determined that a delisting of the common stock requires that, among other things, each of the following conditions be met:

•	approval by the Company’s stockholders of the reverse stock split and the forward stock split proposals;

•

the common stock being approved for listing on the OTCQXSM tier of Pink OTC Markets Inc. (formerly Pink Sheets, LLC), with at least two market makers having indicated their intention to make a market in the common stock after delisting and deregistration of the common stock; and

•

neither the Board of Directors nor the special committee having determined (either before or after approval of the Company’s stockholders of the reverse stock split and forward stock split proposals) that the delisting and deregistration of the common stock is no longer in the best interests of the Company or its stockholders.

The Company will advise the AMEX after the special meeting of stockholders whether the conditions to the delisting and deregistration proposals have been met and whether the Company actually intends to move forward with delisting.

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Forward Looking Statements

Note: This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Our forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions; competition in the accessories and apparel markets, potential changes in customer spending; acceptance of our product offerings and designs; the variability of consumer spending resulting from changes in domestic economic activity; any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates, as well as other significant accounting estimates made in the preparation of our financial statements; and the impact of hostilities in the Middle East and in other geographic areas, as well as other geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. You are urged to consider all such factors, as well as those included in our Annual Report on Form 10-K for the year ended June 30, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007 and December 31, 2007. Our forward-looking statements relating to the transaction discussed above are based on our current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact our projected cost savings, variables and risks related to consummation of the transaction, and the continuing determination of the Board of Directors and special committee that the transaction is in the best interests of all stockholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.